Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Byte Squared Limited	United Kingdom
4	Bytemobile, Inc.	Delaware
5	Cedexis Inc.	Delaware
6	Cedexis Sas	France
7	Cedexis Ltd.	United Kingdom
8	Citrix Application Networking LLC	Delaware
9	Citrix Global Holdings B.V.	Netherlands
10	Citrix Global Holdings UK Limited	United Kingdom
1	Citrix Greece MEPE	Greece
12	Citrix Holanda B.V.	Netherlands
13	Citrix Online AUS Pty Ltd.	Australia
14	Citrix Overseas Holdings, B.V.	Netherlands
15	Citrix R&D India Private Limited	India
16	Citrix R&D Limited	United Kingdom
17	Citrix Sistemas de Argentina, S.R.L.	Argentina
18	Citrix Sistemas de Chile Ltda.	Chile
19	Citrix Sistemas de Colombia SAS	Colombia
20	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
21	Citrix Sistemas do Brasil Ltda.	Brazil
22	Citrix Systems Asia Pacific Pty Ltd.	Australia
23	Citrix Systems Belgium S.P.R.L.	Belgium
24	Citrix Systems Canada, Inc.	Canada
25	Citrix Systems Czech Republic SRO	Czech Republic
26	Citrix Systems Denmark ApS	Denmark
27	Citrix Systems Finland Oy	Finland
28	Citrix Systems France SARL	France
29	Citrix Systems GmbH	Austria
30	Citrix Systems GmbH	Germany
31	Citrix Systems Hong Kong Limited	Hong Kong
32	Citrix Systems India Private Limited	India
33	Citrix Systems Information Technology (Beijing) Ltd	China
34	Citrix Systems International GmbH	Switzerland
35	Citrix Systems Ireland Ltd	Ireland
36	Citrix Systems Italy S.r.L.	Italy
37	Citrix Systems Japan Kabushiki Kaisha	Japan
38	Citrix Systems Korea Limited	Korea
39	Citrix Systems Malaysia Sdn Bhd	Malaysia
40	Citrix Systems Netherlands, B.V.	Netherlands
41	Citrix Systems New Zealand Ltd.	New Zealand
42	Citrix Systems Norway AS	Norway

43	Citrix Systems Overseas Holding GmbH	Switzerland
44	Citrix Systems Poland Sp. Zo.o	Poland
45	Citrix Systems Puerto Rico Corp.	Puerto Rico
46	Citrix Systems Saudi Arabia LLC	Saudi Arabia
47	Citrix Systems Singapore Pte Ltd.	Singapore
48	Citrix Systems Slovakia SRO	Slovakia
49	Citrix Systems South Africa (Pty) Ltd.	South Africa
50	Citrix Systems Spain, SL	Spain
51	Citrix Systems Sweden AB	Sweden
52	Citrix Systems Taiwan Ltd	Taiwan
53	Citrix Systems Turkey YVH Ltd S	Turkey
54	Citrix Systems UK Limited	United Kingdom
55	Citrix Technologies GmbH	Switzerland
56	Citrix-Systems Technologies Costs Rica SRL	Costa Rica
57	Mentat s.r.o.	Czech Republic
58	Octoblu, Inc.	Delaware
59	Peninsula Finance LLC	Delaware
60	Peninsula Investment Corp.	Delaware
61	Podio ApS	Denmark
62	Podio, Inc.	Delaware
63	Sanbolic, LLC	Delaware
64	Sapho, Inc.	Delaware
65	ShareFile LLC	Delaware
66	Unidesk Corporation	Delaware
67	Virtuall Solutions Ltd.	United Kingdom
68	Virtuall Solutions Sas	France